As filed with the Securities and Exchange Commission on October 6, 2011
                           Registration No.333-174853
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                 AMENDMENT NO. 5

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                GLOBAL GREEN, INC.
                 ---------------------------------------------
             (Exact name of registrant as specified in its charter)

         FLORIDA                         2836                    20-1515998
         -------                         ----                    ----------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

  2820 Remington Green Circle, Tallahassee, Florida 32308 / Phone 850-597-7906
          (Address and telephone number of principal executive offices)

                        Dr. Mehran P. Ghazvini, President
  2820 Remington Green Circle, Tallahassee, Florida 32308 / Phone 850-597-7906
            (Name, address and telephone number of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:
                       Michael A. Littman, Attorney at Law
   7609 Ralston Road, Arvada, CO, 80002 phone 303-422-8127 / fax 303-431-1567

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

----------------------------- -----------  --------------------------- ---------
Large accelerated filer         [___]      Accelerated filer               [___]
----------------------------- -----------  --------------------------- ---------
Non-accelerated filer           [___]      Smaller reporting company       [_X_]
(Do not check if a
 smaller reporting company)
----------------------------- -----------  --------------------------- ---------


                                        CALCULATION OF REGISTRATION FEE

---------------------------- ------------------ ------------------------- --------------------------- ----------------
  TITLE OF EACH CLASS OF       AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED      OFFERING PRICE PER SHARE      AGGREGATE OFFERING       REGISTRATION
                                                                                   PRICE(1)                 FEE
---------------------------- ------------------ ------------------------- --------------------------- ----------------
Common Stock by Selling         147,516,080              $0.25                   $36,879,020             $4,281.65 (2)
Shareholders
---------------------------- ------------------ ------------------------- --------------------------- ----------------

     (1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.
     (2) Filing Fee paid with original Registration Statement filing on August 24, 2011.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            (SUBJECT TO COMPLETION)
                                   PROSPECTUS

                               GLOBAL GREEN, INC.
           147,516,080 SHARES OF COMMON STOCK OF SELLING SHAREHOLDERS


We are registering 147,516,080 shares listed for sale on behalf of selling shareholders. The Company WILL NOT receive any funds from the sale of these shares.

Our selling shareholders plan to sell common shares at $0.25, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time. There is no market price for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. The price was arbitrarily set at $0.25 per share, based on speculative concept unsupported by any other comparables. We have set the initial fixed price as follows:

----------------------------- -------------------------------------------------
            TITLE                                   PER SECURITY
----------------------------- -------------------------------------------------
        Common Stock                                   $0.25
----------------------------- -------------------------------------------------

At any  time  after a market  develops,  our  security  holders  may sell  their
securities   at  market   prices  or  at  any  price  in  privately   negotiated
transactions.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK; SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR PROVINCIAL SECURITIES
COMMISSION, NOR HAS THE SEC OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We intend to have an application filed on our behalf by a market maker for approval of common stock for quotation on the Over-the Counter/Bulletin Board quotation system tradable separately, subject to effectiveness of the Registration Statement. It has not yet been filed, nor is there any selected broker/dealer as yet. Our common stock is presently not listed on any national securities exchange or the NASDAQ Stock Market or any other venue.

This offering will be on a delayed and continuous basis only for sales of selling shareholders shares.

The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders (See "Description of Securities - Shares").

The information in this prospectus is not complete and may be changed. We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this Prospectus is October 6, 2011.

                               TABLE OF CONTENTS

                                                                       Page No.
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  Item 16. Exhibits and Financial Statement Schedules                      3

  Signature Page                                                           4
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                         EXPLANATORY NOTE ON AMENDMENT

This Amendment No. 5 to Registration Statement No. 333-174853, has been filed to make minor clarifying revisions to Item 16, Exhibit No. 23.1. This Amendment continues to speak as of the filing date of the Amendment No. 3 to Registration Statement No. 333-174853, filed on October 4, 2011, and the registrant has not updated the disclosures contained herein to reflect any events that occurred at a date subsequent to such date.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

-------- ------------------------------------------------------- ---------------
EXHIBIT                       DESCRIPTION
NUMBER
-------- ------------------------------------------------------- ---------------
3.1      Articles of Incorporation                               *
3.2      Amended Articles of Incorporation - Name Change         *
3.3      Amended Articles of Incorporation - Share Increase      *
3.4      Bylaws                                                  *
5.1      Amended Opinion re: Legality                            Filed Herewith
10.1     Share Exchange Agreement                                *
10.2     License Agreement                                       *
10.3     Cost and Evaluation Agreement                           **
23.1     Amended Consent of Attorney                             Filed Herewith
23.2     Consent of Accountant                                   ***
99.1     AHPharma, Inc. Executive Summary and Addendum           *
-------- ------------------------------------------------------- ---------------

* Filed as Exhibits with the Company's S-1 Registration Statement filed with the Securities and Exchange Commission (www.sec.gov), dated June 9, 2011.

** Filed as an Exhibit with the Company's Amended S-1 Registration Statement filed with the Securities and Exchange Commission (www.sec.gov), dated August 24, 2011.

*** Filed as an Exhibit with the Company's Amended S-1 Registration Statement filed with the Securities and Exchange Commission (www.sec.gov), dated October 4, 2011.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-1 and authorized this amended Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Tallahassee, State of Florida, on October 6, 2011.

                               GLOBAL GREEN, INC.


/s/ Dr. Mehran P. Ghazvini, DC                                   October 6, 2011
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Dr. Mehran P. Ghazvini, DC
President, Chief Executive Officer (Principal Executive
Officer), Chief Financial Officer (Principal Accounting
Officer), Secretary/Treasurer, and Chairman of the Board





In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



/s/ Dr. Mehran P. Ghazvini, DC                                   October 6, 2011
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President,  Chief  Executive  Officer  (Principal  Executive
Officer),  Chief  Financial  Officer  (Principal  Accounting
Officer), Secretary/Treasurer, and Chairman of the Board



/s/ Dr. Rene M. Reed, DC                                         October 6, 2011
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Dr. Rene M. Reed, DC, Vice President and Director